UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 11, 2010

ITRONICS INC.

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                                            Texas                                  33-18582                          75-2198369

                             (State or other jurisdiction             (Commission File                    (IRS Employer

                                  of incorporation)                             Number)                         Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada       89509

                        (Address of Principal Executive Offices)                        Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Item 4.01: Changes in Registrant’s Certifying Accountant

On January 11, 2010 the registrant, Itronics Inc., was notified that, effective January 1, 2010, certain partners of Moore Stephens Wurth Frazer and Torbet, LLP ("MSWFT") and Frost, PLLC ("Frost") formed Frazer Frost, LLP ("Frazer Frost"), a new partnership.  Pursuant to the terms of a combination agreement by and among MSWFT, Frazer Frost, and Frost (the "Combination Agreement"), each of MSWFT and Frost contributed all of their assets and certain of their liabilities to Frazer Frost, resulting in Frazer Frost assuming MSWFT’s engagement letter with the registrant and becoming the registrant’s new independent accounting firm.  As of the date of this Current Report on Form 8-K, Frazer Frost is registered with the Public Company Accounting and Oversight Board (PCAOB).

The audit reports of MSWFT on the financial statements of the registrant as of and for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

  (1) In MSWFT’s report dated April 14, 2008 for the financial statements for the registrant’s fiscal year ended December 31, 2007, MSWFT indicated that:  "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As of December 31, 2007, the Company has an accumulated deficit of $42,143,980, a negative working capital of $18,842,148, and a stockholders’ deficit balance of $15,663,973, and is in default on various leases and loans. The Company’s ability to continue as a going concern is contingent upon the Company’s ability to generate sufficient cash either through operations or through capital injections from debt or equity offerings, to meet obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the registrant’s most recent fiscal year ended December 31, 2007 and through January 1, 2010, the registrant did not consult with Frazer Frost on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the registrant’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audit of the registrant’s financial statements for the fiscal year ended December 31, 2007 and through the date of this Current Report, there were: (i) no disagreements between the registrant and MSWFT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MSWFT, would have caused MSWFT to make reference to the subject matter of the disagreement in its reports on the registrant’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The registrant provided MSWFT a copy of the disclosures in this Current Report and requested that MSWFT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MSWFT agrees with the registrant’s statements in this Item 4.01.  A copy of the letter dated January 11, 2010, furnished by MSWFT in response to that request, is filed as Exhibit 16.1 to this Current Report.

Exhibits:

16.1 Letter from former certifying accountant in accordance with Item 304(a)(3) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRONICS INC.

(Registrant)

Date: January 15, 2010                                                      By: /S/ John W. Whitney

                                                                                              John W. Whitney

                                                                                              President, Treasurer and Director

                                                                                             (Principal Executive and Financial

                                                                                             Officer)